EXHIBIT 23-h




                         CONSENT OF SALOMON SMITH BARNEY

     Salomon Brothers Inc and Smith Barney Inc. (collectively doing business as "Salomon Smith Barney") hereby consent to the use of our names and to the description of our opinion letter, dated May 10, 1998 in, and to the inclusion of such opinion letter as Annex B to, the Joint Proxy Statement/Prospectus of SBC Communications Inc. and Ameritech Corporation, which Joint Proxy Statement/ Prospectus is part of the Registration Statement on Form S-4 of SBC Communications Inc. By giving such consent, we do not hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promul-gated thereunder.

                                                 SALOMON BROTHERS INC
                                                 SMITH BARNEY INC.

                                                 By Salomon Brothers Inc



                                                 /s/ Gregg S. Polle
                                                 ------------------------------
                                                 Managing Director


New York, New York
August 17, 1998